UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2015

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Repurchase Agreement with Citibank, N.A.

On October 22, 2015, PennyMac Financial Services, Inc. (the “Company”), through its indirect controlled subsidiary, PennyMac Loan Services, LLC (“PLS”), entered into an amendment to its master repurchase agreement, dated June 26, 2012, by and between Citibank, N.A. (“Citibank”) and PLS (the “Repurchase Agreement”).

Pursuant to the terms of the Repurchase Agreement, PLS may sell, and later repurchase, residential mortgage loans. The Repurchase Agreement is used to fund newly originated mortgage loans that are originated through PLS’s consumer direct lending channel or purchased from correspondent lenders through a subsidiary of PennyMac Mortgage Investment Trust and, in either case, held by PLS pending sale and/or securitization. Under the Repurchase Agreement, the principal amount paid by Citibank for each eligible mortgage loan is based on a percentage of the lesser of the market value or the unpaid principal balance of such mortgage loan. Upon the repurchase of a mortgage loan, PLS is required to repay Citibank the principal amount related to such mortgage loan plus accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the date of such repurchase.

The obligations of PLS are fully guaranteed by Private National Mortgage Acceptance Company, LLC (“PNMAC”). The Company is a holding corporation and its sole investment is an equity interest in PNMAC.

Under the terms of the amendment, the maturity date of the Repurchase Agreement was extended to October 20, 2016, and the maximum aggregate purchase price provided for in the Repurchase Agreement was increased to $200 million, $150 million of which is committed. The Repurchase Agreement requires PLS to maintain various financial and other covenants, which include maintaining (i) a minimum adjusted tangible net worth at all times greater than or equal to $170 million; (ii) a minimum in unrestricted cash and cash equivalents at all times greater than or equal to $20 million; (iii) a ratio of total liabilities to adjusted tangible net worth at all times less than 10:1; and (iv) profitability of at least $1.00 for each fiscal quarter.

The Company, through PLS, is required to pay Citibank certain other costs and expenses associated with the preparation of the amendment. All other terms and conditions of the Repurchase Agreement remain the same in all material respects.

The foregoing description of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.1, and the full text of the Repurchase Agreement, which was filed as Exhibit 10.20 to the Registrant’s Form S-1 Registration Statement as filed with the SEC on February 7, 2013, and any amendments to the Repurchase Agreement filed thereafter.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment Number Thirteen to the Master Repurchase Agreement, dated as of October 22, 2015, between PennyMac Loan Services, LLC and Citibank, N.A.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: October 28, 2015	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Number Thirteen to the Master Repurchase Agreement, dated as of October 22, 2015, between PennyMac Loan Services, LLC and Citibank, N.A.

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